UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2023

MIDDLEFIELD BANC CORP.

(Exact name of registrant as specified in its charter)

Ohio	001-36613	34-1585111
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

15985 East High Street, Middlefield, Ohio 44062
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (440) 632-1666

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	MBCN	The NASDAQ Stock Market, LLC (NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events

At a meeting on February 3, 2023, the Board of Directors of Middlefield Banc Corp. (the “Company”) approved additional share repurchase capacity for the Company’s repurchase program (the “Program”). The Company has completed the repurchase of 300,000 shares that the Board previously authorized under the Program on February 14, 2022. The Board authorized the Company to repurchase an additional 300,000 shares under the Program, equating to approximately 3.71% of the Company’s 8,090,796 outstanding shares at February 2, 2023. The Program may be modified, suspended or terminated by the Company at any time.

The increased share repurchase authorization positions the Company to enhance the value of its stock and to manage its capital. The Board’s action will allow management to make repurchases, without further board approval, when stock purchases are deemed prudent. The Board believes that the Program is an important corporate finance device that can enhance long-term shareholder value. Share repurchases will be made periodically as permitted by securities laws and other legal requirements and will be subject to market conditions as well as other factors. Repurchases may be made in the open market, through block trades or otherwise, and in privately negotiated transactions. Share purchases may be commenced or suspended at any time without notice.

The Board’s action authorizes the Company to execute one or more 10b5-1 trading plans. The trading plans would allow the Company to repurchase shares at times when the Company otherwise might be prevented from doing so under insider trading laws by requiring that an agent selected by the Company repurchase shares of common stock on the Company’s behalf.

Middlefield Banc Corp. is a bank holding company with total assets of $1.69 billion at December 31, 2022. The Company’s subsidiary bank, The Middlefield Banking Company, operates 22 full-service banking centers and a loan production office at locations in Central, Northeastern and Western Ohio.

Middlefield Banc Corp. may be accessed at www.middlefieldbank.bank. The Company’s common shares are traded on the NASDAQ Capital Market under the symbol “MBCN”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Middlefield Banc Corp.

Date: February 6, 2023	/s/James R. Heslop, II
James R. Heslop, II
Its: Chief Executive Officer